Exhibit 14.11

Consent of Independent Accountants

To the Board of Directors of
Companhia Vale do Rio Doce S.A.

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File Nos. 333-110867; 333-10867-01) of CVRD and Vale Overseas of our report dated January 14th, 2004 on the financial statements of Mineração Rio do Norte – MRN, which appear in the Annual Report on Form 20-F of CVRD and Vale Overseas for the year ended December 31st, 2004.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

May 30th, 2005